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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       DATE OF REPORT (Date of earliest event reported): January 29, 2002

                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 001-15361

        DELAWARE                                        06-1523639
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                  Identification No.)

                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)

                                 (212) 476-9000
              (Registrant's telephone number, including area code)



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ITEM  5. OTHER EVENTS

      On January 29, 2002, Neuberger Berman Inc. (the "Corporation"), announced that its Board of Directors had declared the Corporation's dividend for the fourth quarter of 2001, in the amount of $0.075 per share. The dividend is payable on February 19, 2002, to stockholders of record on February 7, 2002.

      A copy of the press release issued by the Corporation is attached as
      Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits

          Exhibit No.   Document

          (99)          Additional Exhibits

          99.1 Press release issued by the Corporation on January 29, 2002, reporting that its Board of Directors had declared the Corporation's fourth quarter 2001 dividend payable on February 19, 2002 to stockholders of record on February 7, 2002.

         99.2 Press release issued by the Corporation on January 29, 2002, with respect to results of operations for the quarter and year ended December 31, 2001.


ITEM 9.     REGULATION FD DISCLOSURE

            The Corporation is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.2 to this Report.
            Exhibit 99.2 is the Corporation's press release, dated January 29, 2002, reporting the Corporation's results of operations for the quarter and year ended December 31, 2001.

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            The information in this Item 9 and the related Exhibit 99.2 are furnished pursuant to Regulation FD, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Neuberger Berman Inc.
                                                   (Registrant)

          Date:   January 31, 2002            By:  /s/ Matthew S. Stadler
                                                   ----------------------
                                                   Matthew S. Stadler
                                                   Chief  Financial Officer

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EXHIBIT INDEX

      99.1 Press release issued by Neuberger Berman Inc. on January 29, 2002, reporting that its Board of Directors had declared the Corporation's fourth quarter 2001 dividend, payable on February 19, 2002 to stockholders of record on February 7, 2002.

      99.2 Press release issued by Neuberger Berman Inc. on January 29, 2002, reporting the Corporation's results of operations for the quarter and year ended December 31, 2001.